UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 2, 2004

MICROHELIX, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-16781	91-1758621

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16125 SW 72nd Avenue, Portland, OR	97224

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	503.968.1600

(Former name or former address if changed since last report)

Item 5.	Other Events and Regulation FC Disclosure

On August 2, 2004, Microhelix, Inc. (the “Company”) issued a press release announcing that the Company had signed a three-year agreement with MAGNET, one of the nation’s leading healthcare group purchasing organizations (GPO), to provide its line of new MHLX-branded ultrasound probes to MAGNET’s more than 850 acute care members.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits
		99.1	Press Release issued by Microhelix, Inc. on August 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microhelix, Inc.
(Registrant)

Date: August 2, 2004	By:	/s/ Tyram H. Pettit
Tyram H. Pettit
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Subject Matter